CUSIP NO. 221 234 305                                        Page 10 of 10 Pages


EXHIBIT 1 - JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class C Common Stock of The Cosmetic Center, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 21st day of December , 1998.

                                      PRESTIGE HOLDINGS I, L.P.
                                      By: Prestige I, L.L.C., its
                                      General Partner

                                      By:               /s/ Gary A. Nacht
                                          --------------------------------------
                                               Name:  Gary A. Nacht
                                               Title:  Authorized Member


                                      PRESTIGE I, L.L.C.

                                      By:               /s/ Gary A. Nacht
                                          --------------------------------------
                                               Name:  Gary A. Nacht
                                               Title:  Authorized Member


                                      YORK MANAGEMENT SERVICES, INC.

                                      By:               /s/ Gary A. Nacht
                                          --------------------------------------
                                               Name:  Gary A. Nacht
                                               Title:  Executive Vice President


                                                        /s/ William F. Taggart
                                          --------------------------------------